                                                                   EXHIBIT 10.34


                               FIRST AMENDMENT TO
                         INTERNATIONAL LICENSE AGREEMENT
                                     BETWEEN
           ABBOTT INTERNATIONAL, LTD. AND SONUS PHARMACEUTICALS, INC.

        THIS FIRST AMENDMENT ("Amendment") dated January 31, 1999 ("Amendment Effective Date"), by and between Abbott International, Ltd., a Delaware corporation with principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 ("ABBOTT") and SONUS Pharmaceuticals, Inc., a Delaware corporation with principal offices at 22026 20th Avenue, S.E., Suite 102, Bothell, Washington 98021 ("SONUS").

                                    RECITALS

        WHEREAS, ABBOTT and SONUS have previously entered into an International License Agreement dated October 1, 1996 ("International Agreement"), whereby ABBOTT obtained certain exclusive marketing rights for certain territories outside of the United States, subject to limited SONUS co-promotion rights, to certain ultrasound contrast agents;

        WHEREAS, ABBOTT and SONUS desire to amend the International Agreement as set forth in this Amendment;

        NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, ABBOTT and SONUS mutually agree as follows:

1. Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings set forth in the International Agreement. Article 1 of the International Agreement is amended as follows:

        (a) Article 1.10 is amended as follows:

               "`First Sale Date' means the earlier of: (i) the date of the first sale of the Product in a given Major Country following the Approval Date

               (as defined below) in such Major Country by ABBOTT or an ABBOTT Affiliate or sublicensee to a Third Party; or (ii) the date ninety (90) days after the Approval Date in such Major Country."

        (b) The following new definitions are added to Article 1:

               "1.24 `Approval Date' means the later to occur of the date of Regulatory Approval by the European Medicines Evaluation Agency ("EMEA") of the Product for (i) the Cardiology Indication and
               (ii) the Radiology Indication.

               "1.25 `Cardiology Indication' means the indication for the Product which is substantially equivalent to those indications as defined in the EMEA Marketing Authorization dated July 17, 1998.

               "1.26 `Radiology Indication' means the indication for the Product for use in adult patients undergoing ultrasound examination to provide B-mode gray scale contrast enhancement and Doppler signal enhancement, and to facilitate visualization of anatomic structures, lesions and blood flow patterns during studies of the liver, kidney, and peripheral vasculature."

2. The introduction of Article 2.1(A) of the International Agreement is amended as follows:

               "(A) SONUS shall be responsible for all activities required to obtain Regulatory Approval, exclusive of price approval and reimbursement approval, in Countries which as of the Effective Date, are members of the European Community (`EC Countries'). These activities will include, but not be limited to, clinical trials and the filing of an application for marketing approval with the EMEA. SONUS will pursue these activities diligently and will use its reasonable best efforts to obtain such Regulatory Approval, exclusive of price approval and reimbursement approval, as quickly as is feasible. ABBOTT shall be responsible for all activities required to obtain price approval and reimbursement approval in such EC Countries. ABBOTT will pursue such activities diligently and will use its reasonable best efforts to obtain such price approvals and reimbursement approvals as quickly as is feasible."

3.      Article 2.2(A) of the International Agreement is amended as follows:

               "(A) If ABBOTT desires to participate financially in such additional clinical research, and communicates its decision to participate in accordance with Article 2.4 of the United States Agreement, as amended, SONUS shall reimburse ABBOTT fifty percent (50%) of such costs and expenses funded by ABBOTT (`Reimbursement Amount') by either, at the option of SONUS:

                      (i) reimbursing ABBOTT in cash such Reimbursement Amount with interest at the United States prime rate of interest (as published in the Wall Street Journal Midwest Edition on the date on which ABBOTT funds such reimbursement) within five (5) years of the date such Reimbursement Amount is fully paid by ABBOTT; or

                      (ii) reducing the royalty rates payable by ABBOTT to SONUS as provided in Article 6.1 at such dates and in such amounts as is mutually agreed by the parties; or

                      (iii) in the event that the net tangible assets of SONUS shall, at any time within five (5) years of the date such Reimbursement Amount is fully paid by ABBOTT, fall below an amount equal to the then current Nasdaq National Market listing requirements for net tangible assets contained in paragraph 4450(a)(3) of the NASD Manual, as such paragraph may be amended from time to time, plus One Million Dollars ($1,000,000) reimbursing ABBOTT such Reimbursement Amount with interest at the United States prime rate of interest (as published in the Wall Street Journal Midwest Edition on the date on which ABBOTT funds such reimbursement), by issuing and delivering to ABBOTT within such five (5) year period shares of Common Stock of SONUS having a fair market value equal to such Reimbursement Amount plus such interest pursuant to the terms and conditions of a Securities Purchase Agreement substantially in the form attached hereto as Exhibit 2.2(A), and which is incorporated herein by reference; or

                      (iv) reimbursing ABBOTT partially in cash pursuant to
                      Article 2.2(A)(i) and the remainder in SONUS Common Stock pursuant to Article 2.2(A)(iii). If the parties are unable to agree on a reduction of the royalty rates pursuant to
                      Article 2.2(A)(ii) within thirty (30) days of the date on which they began discussing such reduction, then the parties shall utilize the ADR procedure pursuant to
                      Article 20 to determine the royalty rate reduction. Once the ADR procedure has been initiated, and through the date of the final ADR decision, ABBOTT may deduct 10% from its royalty payments to SONUS. Promptly after the ADR decision, ABBOTT shall pay SONUS the balance of royalty payments due under the reduced royalty rate (if any), or SONUS shall repay to ABBOTT the overpayment by ABBOTT (if any). Any such amount due from one party to the other shall be due and payable (with interest at the prime rate of interest as published in the Wall Street Journal Midwest Edition on the date of the ADR decision) within thirty (30) days of the owing party's receipt of the ADR decision."

4. The second sentence of Article 3.2(A) of the International Agreement is amended as follows:

                      "ABBOTT shall use its reasonable best efforts to optimize sales, profitability, and market share of the Product in the Territory in a manner consistent with the efforts which it exerts to optimize sales, profitability, and market share of its other products in the Territory."

5. Article 3.2(B)(i)(c)(1) of the International Agreement is amended as follows:

                      "(1) ABBOTT's failure to make the minimum royalty payment in a Major Country in the Territory was due to the fact that the Approval Date did not occur within the time frame contemplated by the parties as set forth in the Plan for that Major Country. The Net Sales forecast shall be adjusted as mutually agreed by the parties to reflect the actual Approval Date and the actual indications approved, and any material changes to the assumptions for the Net Sales forecast, including without limitation any additional indications which may be approved as contemplated in Section 2.2. If the parties are unable to agree on such adjustment within thirty (30) days of the date on which they began discussing such adjustment, then the parties will utilize the Dispute Resolution Procedure under Article 20 to determine such adjustment."

6. Article 3.4(A) of the International Agreement is deleted and replaced with the following:

               (A) ABBOTT and SONUS have previously entered into a Development and Supply Agreement dated May 6, 1993, as amended ("the Supply Agreement") under which ABBOTT has agreed to manufacture the Product for SONUS. SONUS may purchase Product under the Supply Agreement to fulfill ABBOTT's purchase orders under Article 3.5. All manufacturing of the Product by ABBOTT for sale in the Territory by ABBOTT shall be in accordance with the terms of the Supply Agreement, as amended from time to time, and the specifications for the Product under the Supply Agreement."

7. Article 3.4 of the International Agreement is amended by adding the following:

                      "(E) ABBOTT and SONUS agree that during the term of this Agreement a certain portion of the Product will be packaged in a kit (procedure tray). In the early years following the First Sale Date of the Product packaged as a stand-alone vial in the European Union (E.U.), a larger percentage of total Unit Sales shall consist of kits, whereas in later years, ABBOTT shall move toward selling a larger percentage of the total Unit Sales of stand-alone vials, in accordance with the following guidelines:

        Following First Sale Date of Product     Kits as a Maximum Percentage of
            in Stand-Alone Vial in the E.U.             Total Unit Sales
        ------------------------------------------------------------------------
        First 12 Months                                        100%
        Second 12 Months                                        90%
        Third 12 Months                                         75%
        Fourth 12 Months                                        50%
        Fifth 12 Months and remainder                           25%
          of term of Agreement

        In the event that actual Unit Sales of the kits as a percentage of total Unit Sales exceed the percentage thresholds set forth in this Subsection
        (E), ABBOTT and SONUS agree to discuss an adjustment of the percentages or modifications to the kit or a modification to the royalty rates under
        Article 6, as appropriate." If the parties are unable to agree upon a reasonable adjustment or modification within thirty (30) days of the date on which they began discussing such adjustment or modifications, then the parties shall use the ADR procedure pursuant to Article 20 to determine such adjustment or modifications (if any).

8. Article 4 of the International Agreement shall be amended by adding the following last sentence:

               "ABBOTT agrees that, as of the Amendment Effective Date, SONUS has fulfilled its obligations to ABBOTT relating to the SONUS/Daiichi Agreement under this Article 4."

9.      SONUS acknowledges that ABBOTT has exercised the options granted under
        Article 5.1(C)(i) and Article 5.1(C)(ii), and that the licenses relating respectively to such options have been granted to ABBOTT and are part of, and subject to the terms and conditions of, the International Agreement as modified by this Amendment.

10. SONUS acknowledges that the amounts referred to in items 1, 2 and 3 of Appendix 5.2 and in items 1, 2 and 3 of Appendix 5.3 of the International Agreement, as modified by this Amendment, have been paid by ABBOTT to SONUS in full prior to the Amendment Effective Date.

11. New Articles 5.4 and 5.5 are added to the International Agreement as follows:

                      "5.4 Acceleration of Radiology Milestone Payments. As indicated in Appendices 5.2 and 5.3 of the International Agreement, as modified by this Amendment, certain of the milestone payments have been conditioned upon the achievement of specific milestones relating to specified indications for the Product. Fifty percent (50%) of each such payment is to be earned based on approval of the Cardiology Indication (`Cardiology Milestone Payment') and the remaining fifty percent (50%) is to be earned based on approval of the Radiology Indication or of a radiology indication mutually agreed by the parties in writing hereafter (`Radiology Milestone Payment').

                      5.5 Prepayment of Radiology Milestone. Within one (1) year following the Radiology Prepayment Date (as such term is defined in Exhibit A to the Securities Purchase Agreement), SONUS shall have the right to request that ABBOTT prepay any or all of such Radiology Milestone Payments in consideration for the issuance by SONUS to ABBOTT of shares of SONUS Common Stock pursuant to and subject to the terms and conditions of the Securities Purchase Agreement in the form attached hereto as Exhibit 2.2(A), the terms and conditions of which Securities Purchase Agreement are incorporated herein by reference. Anything herein or in the Securities Purchase Agreement notwithstanding, SONUS shall not have the right to request that ABBOTT make any prepayment of any Radiology Milestone Payment, (i) relating to the U.S. NDA approval milestone unless and until SONUS has received the first U.S. FDA approval of the Product in the Field (as defined in the United States Agreement), and (ii) relating to the first shipment date of Product for sale in Germany, France, Italy, Spain, Canada or the United Kingdom milestone, unless and until the first shipment of Product has occurred in any such country. If SONUS does not request prepayment of the Radiology Milestone Payments within such one (1) year period as provided in the Securities Purchase Agreement, ABBOTT shall not be obligated to pay the Radiology Milestone Payments until such time as SONUS obtains EMEA approval of the Radiology Indication. In the event that ABBOTT has prepaid any or all of the Radiology Milestone Payments, SONUS shall repay thirty percent (30%) of the dollar value of such prepaid amount ("Repayment Amount") to ABBOTT if SONUS fails to achieve the Radiology Milestone on or before the date which is five (5) years following the Amendment Effective Date. SONUS shall pay to ABBOTT the Repayment Amount by either, at the option of SONUS:

                      (i) repaying ABBOTT the Repayment Amount in the form of cash within ten (10) days following the date which is five
                      (5) years following the Amendment Effective Date; or

                      (ii) issuing and delivering to ABBOTT a number of shares of Common Stock of SONUS equal to the Repayment Amount pursuant to the terms and conditions of the Securities Purchase Agreement.

12.     Article 6.1 of the International Agreement is amended as follows:

                      "Royalty Rate. The Royalty Rate applicable to calculate ABBOTT's Royalty payment, pursuant to Article 6.2 below, shall be based upon the number of approved indications for the Product in Germany, France, Italy, Spain and the United Kingdom, and upon the level of ABBOTT's aggregate annual Net Sales in the Territory, as set forth in Appendix 6.1 to this Amendment."

13. As of the Amendment Effective Date, SONUS has under development an ultrasound diagnostic imaging product within the Field which SONUS has designated as "QW7437". SONUS and ABBOTT acknowledge and agree that: (i) QW7437 falls within the definition of "Product" (although all specific terms and conditions with respect to QW7437 shall be set forth in a separate agreement between ABBOTT and SONUS), and (ii) ABBOTT has exclusive rights to market and sell QW7437. SONUS and ABBOTT shall exert all reasonable efforts to negotiate in good faith, execute and deliver a separate agreement with respect to QW7437.

14. Registration Rights. SONUS shall, prior to or on the Amendment Effective Date, cause to be amended the Sonus Pharmaceuticals, Inc. Third Amended and Restated Registration Rights Agreement dated May 15, 1996, as amended ("Registration Rights Agreement"), to include the shares of Common Stock issued by SONUS to ABBOTT and Common Stock issuable upon exercise of the Warrants pursuant to the United States Agreement, as amended, and the Securities Purchase Agreement, as "Registrable Securities" as the term "Registrable Securities" is defined in the Registration Rights Agreement.

15. Appendices. Appendices of the International Agreement are amended as set forth in the corresponding Appendices attached to this Amendment.

16. Confidentiality. In the event that this Amendment is to be filed with the Securities and Exchange Commission, ABBOTT and SONUS shall discuss any request for confidential treatment of certain financial and other terms of this Amendment and cooperate in the preparation and filing of any confidential treatment requests submitted to the Securities and Exchange Commission with respect to this Amendment.

17. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all together shall constitute one and the same instrument.

18. Except as expressly modified by this Amendment, all terms and conditions of the International Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.


ABBOTT INTERNATIONAL, LTD.                       SONUS PHARMACEUTICALS, INC.

By: /s/ Richard A. Gonzalez                      By: /s/ Michael A. Martino
    ------------------------                         ---------------------------

Title: President, Hospital Products Division         Title:  President

                                  APPENDIX 5.2

                           MILESTONE AND LICENSE FEES
                                PAYMENT SCHEDULE

1.      Execution of Definitive Agreement                          US$  1 million

2.      Filing of NDA with EMEA                                    US$  1 million
               within 15 days

3.      Commencement of Phase III Myocardial Perfusion Studies*
        within 30 days                                             US$  1 million
        within 120 days                                                 1 million
        within 150 days                                                 1 million

4.      United States NDA Approval
        within 15 days                                             US$  3 million***

5.      European Community Marketing Authorization Granted
        within 15 days                                             US$    2 million
        within 105 days                                                 1 million***
        within 195 days                                                 1 million***

6.      First Shipment Date of Product for Sale**
        within 15 days                                             US$  3 million***
        within 105 days                                                 1 million***

7.      Annual**** (One-Time)  U.S. $20 Million Net Sales in the
        Territory                                                  US$  4 million

8.      Annual**** (One-Time) U.S. $40 Million Net Sales in the
        Territory                                                  US$  2 million

Total License and Milestone Payments                               US$ 22 million

*"Commencement" means enrollment of first patient in a U.S. clinical study.

**To Germany, France, Italy, Spain, Canada or the United Kingdom.

***These milestone payments shall be earned based on approved indications. Of the amount specified in item 4 above, fifty percent (50%) shall be earned based on United States NDA approval by the FDA of the Cardiology Indication for the Product, and fifty percent (50%) shall be earned based on United States NDA approval by the FDA of the Radiology Indication or a radiology indication mutually agreed by the parties hereafter for the Product. Of the amounts specified in items 5 and 6 above, fifty percent (50%) shall be earned based on approval by the EMEA of the Cardiology Indication for the Product, and fifty percent (50%) shall be earned based on approval by the EMEA of the Radiology Indication or of a radiology indication mutually agreed by the parties hereafter for the Product.

****"Annual" means the then-applicable fiscal year of ABBOTT.

                                  APPENDIX 5.3

                 OFFSETTABLE MILESTONES, LICENSE AND OPTION FEES
                                PAYMENT SCHEDULE

1.      Execution of Definitive Agreement
within 300 days                                                  US$    700,000

2.      Commencement of Phase III Myocardial Perfusion Studies*
               within 30 days                                    US$    700,000
               within 120 days                                          700,000

3.      After Exercise by ABBOTT of Article 5.1 (C) Option
               On December 15, 1997                              US$  1,400,000
               On January 15, 1998                                      700,000
               On April 15, 1998                                        700,000

4.      European Community Marketing Authorization Granted
               within 15 days                                    US$    700,000
               within 105 days                                          700,000**
               within 195 days                                          700,000**
               within 265 days                                          700,000**

5.      Annual*** (One-Time) U.S. $20 Million Net Sales in the
               Territory                                         US$  2,800,000

6.      Annual*** (One-Time) U.S. $40 Million Net Sales in the
               Territory                                         US$  2,100,000

        Total Offsettable License and Milestone Payments         US$ 12,600,000

* "Commencement" means enrollment of first patient in a U.S. clinical study.

** These milestone payments shall be earned based on approved indications. Fifty percent (50%) shall be earned based on approval by the EMEA of the Cardiology Indication for the Product, and fifty percent (50%) shall be earned based on approval by the EMEA of the Radiology Indication or a radiology indication mutually agreed by the parties hereafter for the Product.

*** "Annual" means the then-applicable fiscal year of ABBOTT.

                                  APPENDIX 6.1

                                  ROYALTY RATES

--------------------------------------------------------------------------------
Indications                       Aggregate Annual** Sales     Royalty Rate
--------------------------------------------------------------------------------
Sales during the period that      Up to $42 million            24% of Net Sales
there is only Cardiology
Indication approved in the
E.U.*
--------------------------------------------------------------------------------

Sales during the period that      Greater than $42 million     28% of Net Sales
there is only Cardiology
Indication approved in the
E.U.*
--------------------------------------------------------------------------------

Sales during the period that      Up to $90 million            28% of Net Sales
there are Cardiology and
Radiology Indications approved
in the E.U.*
--------------------------------------------------------------------------------

Sales during the period that      From $90 million to $125     32% of Net Sales
there are Cardiology and          million
Radiology Indications
approved in the E.U.*
--------------------------------------------------------------------------------

Sales during the period that      Over $125 million            36% of Net Sales
there are Cardiology and
Radiology Indications
approved in the E.U.*
--------------------------------------------------------------------------------

Sales during the period that      Up to $90 million            32% of Net Sales
there are Cardiology, Radiology
and perfusion Indications
approved in the E.U.*
--------------------------------------------------------------------------------

Sales during the period that      From $90 million to $125     36% of Net Sales
there are Cardiology, Radiology   million
and perfusion Indications
approved in the E.U.*
--------------------------------------------------------------------------------

Sales during the period that      From $125 million to $225    40% of Net Sales
there are Cardiology, Radiology   million
and perfusion Indications
approved in the E.U.*
--------------------------------------------------------------------------------

Sales during the period that      Over $225 million            42% of Net Sales

there are Cardiology, Radiology
and perfusion Indications
approved in the E.U.*
--------------------------------------------------------------------------------

* "Approved in the E.U." means that EMEA marketing authorization has been obtained for the specified indications in at least Germany, France, Italy, Spain and the United Kingdom.





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